UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2013

Date of Report (Date of earliest event reported)

Erickson Air-Crane Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “Erickson” refer to Erickson Air-Crane Incorporated and its subsidiaries on a consolidated basis.

Item 7.01. Regulation FD Disclosure.

On March 19, 2013, we announced that we had entered into a stock purchase agreement for the purchase of Evergreen Helicopters, Inc. (“EHI”) from Evergreen Aviation International, Inc. and would be holding a conference call on March 20, 2013 to discuss the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 19, 2013, we also made available the presentation attached hereto as Exhibit 99.2, which is incorporated herein by reference. We intend to use the presentation at the conference call, and we have posted the presentation on our company website at www.ericksonaircrane.com.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release regarding EHI Stock Purchase Agreement

99.2	Presentation regarding EHI Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erickson Air-Crane Incorporated

Dated: March 19, 2013	By:	/s/ Edward Rizzuti
Edward Rizzuti
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release regarding EHI Stock Purchase Agreement

99.2	Presentation regarding EHI Stock Purchase Agreement